SECURED PROMISSORY NOTE

$624,134	December 10, 2019

FOR VALUE RECEIVED, the undersigned, 5LEAF, LLC, a California limited liability company (“Borrower”), promises to pay to NEWBRIDGE GLOBAL VENTURES, INC., a Delaware corporation (“Lender”) on or before the Maturity Date, the principal sum of Six Hundred Twenty Four Thousand One Hundred Thirty Four and no/100 dollars ($624,134) (the “Loan Amount”), together with interest on the unpaid principal balance at the rate or rates hereinafter set forth, together with all other sums owing under this Secured Promissory Note (“Note”) and the Security Agreement (as defined below), subject to the terms and conditions of this Note (collectively, the “Loan”). All payments shall be payable to Lender in lawful money of the United States of America upon the terms and conditions specified below.

This Note is evidenced by that certain Security Agreement, dated of even date herewith, entered into by and between Borrower and Lender, as the same may be modified from time to time (“Security Agreement”).

Article i: PAYMENT TERMS AND CONDITIONS

1.01Interest on Loans. Interest shall accrue on the outstanding Loan Amount of this Note at the rate equal to 10% per annum simple interest (“Interest”) until the entire Loan Amount is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

1.02Payment of Principal and Interest.

(a)The maturity date of the Loan shall be on June 30, 2020 (“Maturity Date”). On the Maturity Date, Borrower shall make a one-time balloon payment of the entire Loan Amount and accrued Interest, such that the Loan Amount and accrued Interest shall be paid in full on or prior to the Maturity Date.

(b)All payments and prepayments under this Note shall first be applied to the extent thereof to all accrued but unpaid interest on the outstanding principal balance, then to costs and expenses incurred by Lender in seeking enforcement of this Note, including attorneys’ fees, with the remainder, if any, to be applied to the outstanding principal due.

1.03Prepayment.  The principal amount evidenced by this Note may be prepaid in whole or in part at any time and from time to time by Borrower without the payment of any premium or penalty.  Any such amounts otherwise due from Lender to Borrower may be offset by Lender against the outstanding principal and interest hereunder.  All prepayments in whole or in part of principal on this Note shall include interest accrued but unpaid through the date of prepayment on the principal amount being prepaid.

1.04Default and Event of Default.  The occurrence of any of the following events shall constitute an event of default (“Event of Default”) under this Note:

(a)Failure to Pay. Borrower fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due, and in each case, such failure continues for five (5) days after the original due date.

(b)Default under the Security Agreement. An “Event of Default” (as defined in the Security Agreement) shall occur if Borrower fails to perform any other obligation set forth in this Note or the Security Agreement beyond the expiration of all applicable notice and grace periods.

(c)Notwithstanding the foregoing, Lender shall have all of the rights and remedies of a secured party provided by law, whether or not provided by applicable law at the time of exercise, and such rights and remedies are incorporated herein and made a part of this Note by this reference.  In addition, Lender may make any compromise or settlement deemed desirable with respect to the assets of Borrower pursuant to the terms of the Security Agreement, or extend the time for payment, arrange for payment in installments or otherwise modify the terms of, or release, any of the assets without incurring responsibility to, or affecting any liability of, Borrower.

1.05Remedies. Upon the occurrence of an Event of Default and at any time thereafter, and during the continuance of such Event of Default, Lender may at its option: (a) declare the entire principal amount of this Note, together with all accrued interest thereon, immediately due and payable; and (b) exercise any or all of its rights, powers, or remedies available under this Note, the Security Agreement, applicable law or in equity.

1.06Default Rate.  While any Event of Default exists, upon notice by Borrower, interest on the amount of principal due and outstanding hereunder shall automatically increase and accrue at the rate of 5% per annum simple interest, for as long as such Event of Default exists (“Default Rate”).

1.07 Security for the Loan. This Note and the Loan Amount, all accrued and unpaid interest thereon and all other amounts and indebtedness payable under this Note or the Security Agreement, are secured by, and Lender is entitled to the benefits of, the Security Agreement. The covenants of the Security Agreement are incorporated by reference into this Note.

ARTICLE II : GENERAL TERMS AND CONDITIONS

2.01No Waiver by Lender; Amendment.  No delay, indulgence, departure, extension of time for payment, acceptance of a partial or past due installment, failure to accelerate by reason of an Event of Default or any other act or omission by Lender with respect to Borrower shall: (a) release, discharge, modify, change or otherwise affect the original liability of any party hereunder; (b) be construed as a novation or reinstatement of the indebtedness evidenced hereby, or be construed as a waiver of any right of acceleration or the right of Lender to insist upon strict compliance with the terms hereof; or (c) preclude Lender from exercising any right, privilege or power granted herein or by law.  Borrower hereby expressly waives the benefit of any statute or rule of law or equity, whether nor or hereafter provided, which would produce a result contrary to or in conflict with the foregoing.  No right, power or remedy conferred upon or reserved to Lender herein is intended to be exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy given thereunder or now or hereafter existing.  None of the terms or provisions of this Note may be waived, altered, modified or amended except as Lender and Borrower may consent thereto in writing, and then only to the extent and for the period of time expressly stated therein.

2.02Waivers by Borrower.  Presentment for payment, demand, protest and notice of demand, protest, nonpayment, dishonor, acceleration and intent to accelerate and all other notices are hereby waived by Borrower, who further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property against the enforcement and collection of the obligations evidenced by this Note.

2.03Unconditional Payment.  Borrower is and shall be obligated to pay principal, interest and any other amounts which shall become payable hereunder absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff.  In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of the Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.  This Section 2.03 shall survive any cancellation or satisfaction of this Note or return of this Note to Borrower.

2.04Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of law.

2.05Compliance with Law.  It is the intention of the parties hereto to comply with all applicable usury laws.  Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any other documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such other Loan Documents or other documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws.  If any such excess of interest is contracted for, charged or received under this Note, or under the terms of any other documents relating hereto, or in the event the maturity of the indebtedness evidenced hereby is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event, (a) the provisions of this Section 2.05 shall govern or control, (b) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable usury laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Lender’s option, and (d) the effective rate of interest for the Note shall be automatically reduced to the maximum lawful rate allowed for this Note under the applicable usury jurisdiction thereof.

2.06Successors and Permitted Assigns.  This Note shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, successors-in-title and permitted assigns, subject to the restrictions on transfer contained herein.  As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and permitted assigns, whether by voluntary action of the parties or by operation of law. Borrower shall not assign or attempt to assign its rights nor delegate its obligations under this Note.

2.07Severability.  The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein.

2.08Time of Essence.  Time is of the essence to all terms and provisions set forth in this Note.

2.09Business Days.  Any payment under this Note that would be due on a day which is not a Business Day (as defined below) shall be made on the next succeeding Business Day, and interest shall accrue for such extension of time.  As used herein, “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are authorized or required by law to be closed.

2.10Interpretation.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

2.11Notices.  Any notice or communication between Borrower and Lender with respect to this Note or events covered thereby shall be performed or confirmed in writing and be deemed given when delivered in person, received by facsimile, or dispatched by registered or certified mail, return receipt requested, postage prepaid or by any overnight delivery service, as follows:

(a)If to Lender: NewBridge Global Ventures, Inc.

825 East 800 North

Orem, Utah 84097

Attn: Bob Bench

801-362-2115

bob@newbridgegv.com

(b)If to Borrower:5Leaf, LLC

[ADDRESS]

[ADDRESS]

Attn: Sam Mac

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Secured Promissory Note on the date first written above.

BORROWER: 5LEAF, LLC By: Name: Sam Mac Title: